EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 10, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard) relating to the consolidated financial statements of Safeway Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Safeway Inc. and subsidiaries for the year ended December 31, 2005:

•	No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

•	No. 33-42232 on Forms S-3 and S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-48884 on Form S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

•	No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc.,

•	No. 333-13677 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Stores Incorporated,

•	No. 333-22837 on Form S-8 regarding The Vons Companies, Inc. Management Stock Option Plan, The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan and Safeway Inc. Stock Option Plan for former Directors of the Vons Companies, Inc.,

•	No. 333-67575 on Form S-8 regarding the 1996 Equity Participation Plan of Dominick’s Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick’s Supermarkets, Inc.,

•	No. 333-84749 on Form S-8 regarding Randall’s Food Markets, Inc. Stock Option and Restricted Stock Plan and Amended and Restated 1997 Stock Purchase and Option Plan for Key Employees for Randall’s Food Markets, Inc. and Subsidiaries,

•	No. 333-87289 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-112976 on Form S-8 regarding the 1999 Amended and Restated Equity Participation Plan,

•	No. 333-91975 on Form S-8 regarding Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as Amended,

•	No. 333-30820 on Form S-8 regarding the Safeway Executive Deferred Compensation Plan and Canada Safeway Limited Executive Deferred Compensation Plan,

•	No. 333-45920 on Form S-8 regarding the Safeway 401(k) Plan and Trust,

•	No. 333-64354 on Form S-8 regarding the 2001 Restatement of the Vons Companies, Inc. Pharmacists’ 401(k) Plan and Trust,

•	No. 333-85132 on Form S-8 regarding the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust,

•	No. 333-98103 on Form S-8 regarding the 2002 Equity Incentive Plan of Safeway Inc., and

•	No. 333-117692 on Form S-3 regarding Debt and Equity Securities.

/s/ Deloitte & Touche LLP
San Francisco, California
March 10, 2006